[SILVER FREEDMAN AND TAFF, L.L.P. LETTERHEAD]






                               CONSENT OF COUNSEL


         We consent to the use of our opinion, to the incorporation by reference of such opinion as an exhibit to the Pre-Effective Amendment No. 1 to the Form S-1 and to the reference to our firm under the headings "The Reorganization and Stock Issuance - Effects of the Reorganization -- Tax Effects" and "Legal and Tax Opinions" in the Prospectus included in this Pre-Effective Amendment No. 1 to the Form S-1. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.




                                            /s/ Silver, Freedman & Taff, L.L.P.
                                            ------------------------------------
                                                SILVER, FREEDMAN & TAFF, L.L.P.



Washington, D.C.
January 29, 1999